Pruco Life Insurance Company

RIDER TO PROVIDE LAPSE PROTECTION

On any monthly date, prior to the Benefit End Date shown on the rider data pages, and after the Limited No-Lapse Guarantee period (see Limited No-Lapse Guarantee), when the contract would otherwise be in default (see Default), the contract will remain in force until the next monthly date if the no-lapse guarantee value is greater than zero and there is no excess contract debt. If the no-lapse guarantee value is zero or less or there is excess contract debt, the contract is in default.

The no-lapse guarantee value, no-lapse contract fund, no-lapse premium charge, no-lapse cost of insurance, no- lapse net amount at risk, and no-lapse death benefit (described below) are reference values only and are not used in the determination of values and benefits under this contract. They are used only to determine if the contract is in default.

Charge For Rider Benefits

On each monthly date, we will deduct a charge for this rider from the contract fund. The monthly charge is determined by multiplying (1) the cost of insurance rate per $1,000 for this rider, and (2) the net amount at risk (see Contract Fund in your policy) divided by $1,000. The maximum cost of insurance for this rider is shown in the contract data pages.

Additionally, on each monthly date, we may deduct a monthly asset charge from your contract fund for this rider. If applicable, the maximum monthly asset charge for this rider and the duration for which it is applied is shown in the contract data pages.

From each premium paid, we may deduct a premium charge for this rider, which will be determined as a percent of the premium in each contract year and will vary based on the Sales Load Target Premium. If applicable, the maximum premium charge for this rider and the duration which it is applied is shown in the contract data pages.

No-Lapse Guarantee Value

The no-lapse guarantee value is equal to the no-lapse contract fund, less any contract debt. If the contract is reinstated, the amount of any existing contract debt on the date of default will not be included in the no-lapse contract fund. This rider cannot be reinstated after the Benefit End Date shown on the rider data pages or after it has terminated for any other reason (See Termination).

No-Lapse Contract Fund

When you make your first premium payment, the no-lapse net premium amount, less any no-lapse charges due on or before that day, becomes your no-lapse contract fund. Beginning on the contract date, amounts are added to and subtracted from the no-lapse contract fund as shown under No-Lapse Adjustments to the No-Lapse Contract Fund.

No-Lapse Premium Charge

We subtract a no-lapse premium charge from each premium paid. The premium allocation amounts and the initial and ultimate rates are shown in the No-Lapse Premium Charge Rate Table. For any premium we receive in the 60-day period preceding a contract anniversary on which the initial or ultimate rates decrease, we will subtract a no-lapse premium charge no greater than the amount we would subtract if that premium were received on the contract anniversary.

To determine the amount deducted from each premium, we perform the following steps:

1.We determine any premium amount already paid during the current contract year. (This amount may be zero.)

2.We subtract the step 1 amount from the premium allocation amount on the date we receive your current premium. If the result is less than zero, we consider it to be zero.

3.If the current premium amount is less than or equal to the step 2 amount, the entire premium amount is multiplied by the initial rate to determine the no-lapse premium charge for that premium. If the current premium amount is greater than the step 2 amount, we (a) multiply the step 2 amount by the initial rate, and (b) multiply the difference between the submitted premium and the step 2 amount by the ultimate rate. The total of (a) and (b) is the no-lapse premium charge for that premium.
ICC25-RID-NLG

No-Lapse Cost of Insurance

On each monthly date, we will deduct a charge for the no-lapse cost of insurance from the no-lapse contract fund. To determine this charge, we use the following method:

We determine the no-lapse cost of insurance rate using the monthly rate shown under the Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk for the appropriate contract year.

We multiply that rate by the no-lapse net amount at risk divided by $1,000 to compute the charge for the no- lapse cost of insurance.

No-Lapse Net Amount at Risk

The no-lapse net amount at risk is equal to the no-lapse death benefit minus the no-lapse contract fund.

No-Lapse Death Benefit

This contract has a Type A, Type B, or Type C death benefit. We show the type of death benefit that applies to this contract under Type of Death Benefit.

If this contract has a Type A death benefit, the no-lapse death benefit is equal to the greater of (1) the basic insurance amount, and (2) the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, multiplied by the attained age factor that applies.

If this contract has a Type B death benefit, the no-lapse death benefit is equal to the greater of (1) the basic insurance amount plus the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, and (2) the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, multiplied by the attained age factor that applies.

If this contract has a Type C death benefit, the no-lapse death benefit on any date is equal to the greater of (1) and (2) where: (1) is the basic insurance amount plus the lesser of (a) the total premiums paid minus total withdrawals from this contract, and (b) the no- lapse contract fund before deduction of any monthly charge due on that date plus the product of the Type C Limiting Amount multiplied by the Type C Death Benefit Factor, both found in the Contract Limitations section of the contract data pages; and (2) is the no-lapse contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies. For the purpose of determining the Type C no-lapse death benefit, the total premiums paid will not include any charge to reinstate this contract as described under Reinstatement.

Total Disability Benefit

This contract may have a rider for the payment of a net premium amount benefit upon the Insured's total disability. If it does, that benefit will be listed on a contract data page and a copy of the rider will be included in this contract. On each monthly date benefits are paid under that rider, we will credit the no-lapse contract fund with a no-lapse net premium amount equal to the total of the monthly deductions from the no-lapse contract fund on that monthly date.

Allocation Limitation

We reserve the right to initiate an allocation limitation on the contract date. While there is an allocation limitation certain transactions including but not limited to payment allocations, transfers and maturing segment allocations, if any, available to you are restricted. If your policy has an allocation limitation, the allocation limitation end date will be shown in the contract data pages.

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Termination

This rider will end on the earliest of:

1.The date we receive a written request from the owner to remove the rider;

2.the Benefit End Date shown on the rider data pages;

3.the end of the last day of the grace period if the contract is in default;

4.the date the contract is surrendered for its net cash value; and

5.the date the contract ends for any other reason.

This rider is attached to and made part of the contract on the contract date. The rider provisions apply in lieu of any policy provisions to the contrary.

Pruco Life Insurance Company,

By

Secretary

ICC25-RID-NLG                Page 3

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA

Benefit End Date: [June 30, 2111]

No-Lapse Adjustments to Premium Payments

From each premium paid we will:

subtract a no-lapse premium charge as described under No-Lapse Premium Charge.

The remainder of the premium is the no-lapse net premium amount.

No-Lapse Adjustments to the No-Lapse Contract Fund

On the Contract Date the no-lapse contract fund is equal to the no-lapse net premium amount credited on that date, minus any of the charges described below which may be due on that date.

On each day after the contract date, we will adjust the no-lapse contract fund by:

adding any no-lapse net premium amounts.

adding no-lapse interest on that portion of the no-lapse contract fund in excess of the amount of any loan as follows:

Contract Year(s)	Effective Annual Rate of No-Lapse Interest
[1]     [0.00% (0.00000000% a day)]
[2]     [2.91% (0.00785911% a day)]
[3]     [3.15% (0.00849736% a day)]
[4]     [3.40% (0.00916063% a day)]
[5]     [3.64% (0.00979587% a day)]
[6]     [3.88% (0.01042964% a day)]
[7]     [4.12% (0.01106195% a day)]
[8]     [4.37% (0.01171907% a day)]
[9]     [4.61% (0.01234842% a day)]
[10]     [4.85% (0.01297634% a day)]
[11]     [5.09% (0.01360283% a day)]
[12]     [5.34% (0.01425390% a day)]
[13]     [5.58% (0.01487748% a day)]
[14]     [5.82% (0.01549965% a day)]
[15]     [6.06% (0.01612042% a day)]
[16]     [6.31% (0.01676556% a day)]
[17]     [6.55% (0.01738348% a day)]
[18]     [6.79% (0.01800000% a day)]
[19]     [7.03% (0.01861515% a day)]
[20-56]     [7.28% (0.01925447% a day)]

RIDER DATA CONTINUED ON NEXT PAGE

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PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]
LAPSE PROTECTION RIDER DATA CONTINUED

adding no-lapse interest on that portion of the no-lapse contract fund equal to the amount of any loan at an effective annual rate of 1% (0.00272616% a day).

subtracting any withdrawals.

And on each monthly date, we will adjust the no-lapse contract fund by:

subtracting a monthly no-lapse charge for administrative expenses of:
[$0.19] per $1,000 of the basic insurance amount plus [$9.00];
changing on [June 30, 2035] to [$0.00] per $1,000 of the basic insurance amount plus [$9.00] thereafter.

subtracting a monthly no-lapse charge for the no-lapse cost of insurance (see No-Lapse Cost of Insurance).

[subtracting a monthly no-lapse charge for the Payment of Net Premium Amount Benefit Upon Insured’s Total Disability (Rider [ICC17 VL 100 B]) of [7.519%] of the current total disability benefit as described in the Total Disability Benefit provision in the rider.]

[subtracting a maximum monthly no-lapse charge for Insured’s Accidental Death Benefit (Rider [VL 110 B]) of [$1.66].]

[subtracting a monthly no-lapse charge as described in the Rider to Provide Acceleration of Death Benefit (Rider [ICC18 VL 145 B6]). This charge will be waived from the time benefit payments begin.]

[subtracting a monthly no-lapse charge for Rider for Term Insurance Benefit on Life of Second Insured to Die ([Rider ICC15 VL 194 C]) during the first four contract years at the rate shown under the Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk, plus [$0.02], multiplied by the rider amount (shown under Survivorship Insurance) divided by $1,000.]

[subtracting a maximum monthly no-lapse charge for Level Term Insurance Benefit on Dependent Children (Rider [ICC16 VL 182 B]) of [$10.36] payable until [June 30, 2065]. ]

[subtracting a maximum monthly no-lapse charge for Level Term Insurance Benefit on Dependent Children (Rider [ICC16 VL 184 B]) of [$10.36] payable until [June 30, 2065]. ]

RIDER DATA CONTINUED ON NEXT PAGE

ICC25-RID-NLG-CD                Page 2                         [XXX XXX]

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk

Contract Year	Monthly Rate	Contract Year	Monthly Rate
[1]	[0.00000]	[36]	[1.70050]
[2]	[0.08323]	[37]	[1.88354]
[3]	[0.08407]	[38]	[2.09754]
[4]	[0.08492]	[39]	[2.32296]
[5]	[0.08578]	[40]	[2.56522]

[6]	[0.08664]	[41]	[2.82902]
[7]	[0.09636]	[42]	[3.12645]
[8]	[0.10756]	[43]	[3.47234]
[9]	[0.11844]	[44]	[3.87408]
[10]	[0.13130]	[45]	[4.32427]

[11]	[0.14608]	[46]	[4.82627]
[12]	[0.16345]	[47]	[5.37202]
[13]	[0.18261]	[48]	[5.95008]
[14]	[0.20209]	[49]	[6.58129]
[15]	[0.21975]	[50]	[7.28315]

[16]	[0.23705]	[51]	[8.46695]
[17]	[0.25602]	[52]	[9.36854]
[18]	[0.27730]	[53]	[10.34292]
[19]	[0.30214]	[54]	[11.37877]
[20]	[0.33242]	[55]	[12.46548]

[21]	[0.36944]	[56]	[18.70910]
[22]	[0.40914]	[57]	[14.33372]
[23]	[0.45221]	[58]	[15.34556]
[24]	[0.49797]	[59]	[16.40636]
[25]	[0.54575]	[60]	[17.51612]

[26]	[0.63390]	[61]	[18.64628]
[27]	[0.70860]	[62]	[19.80024]
[28]	[0.79541]	[63]	[21.02968]
[29]	[0.89029]	[64]	[22.34072]
[30]	[0.98922]	[65]	[23.73948]

[31]	[1.09217]	[66]	[25.07568]
[32]	[1.19647]	[67]	[26.26092]
[33]	[1.30549]	[68]	[27.52164]
[34]	[1.42056]	[69]	[28.86192]
[35]	[1.54976]	[70]	[30.27836]
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PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]
LAPSE PROTECTION RIDER DATA CONTINUED

Contract Year	Monthly Rate	Contract Year	Monthly Rate
[71]	[31.77028]	[81]	[51.57534]
[72]	[33.35400]	[82]	[54.31734]
[73]	[35.03428]	[83]	[57.20866]
[74]	[36.09534]	[84]	[60.25334]
[75]	[37.94800]	[85]	[63.44466]

[76]	[39.91000]	[86]	[65.66000]
[77]	[41.98866]
[78]	[44.18866]
[79]	[46.51666]
[80]	[48.97666]
RIDER DATA CONTINUED ON NEXT PAGE

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PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]
LAPSE PROTECTION RIDER DATA CONTINUED

[Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk for Rider to Provide Acceleration of Death Benefit]

Contract Year	Monthly Rate	Contract Year	Monthly Rate
[1]	[0.00000]	[36]	[0.35988]
[2]	[0.01063]	[37]	[0.39861]
[3]	[0.01203]	[38]	[0.44391]
[4]	[0.01323]	[39]	[0.49161]
[5]	[0.01481]	[40]	[0.54289]

[6]	[0.01652]	[41]	[0.59871]
[7]	[0.01836]	[42]	[0.66166]
[8]	[0.02051]	[43]	[0.73485]
[9]	[0.02278]	[44]	[0.81987]
[10]	[0.02549]	[45]	[0.91516]

[11]	[0.02863]	[46]	[1.02140]
[12]	[0.03232]	[47]	[1.13689]
[13]	[0.03646]	[48]	[1.25923]
[14]	[0.04074]	[49]	[1.39281]
[15]	[0.04472]	[50]	[1.54134]

[16]	[0.04871]	[51]	[1.70655]
[17]	[0.05312]	[52]	[1.88827]
[18]	[0.05810]	[53]	[2.08467]
[19]	[0.06394]	[54]	[2.29344]
[20]	[0.07035]	[55]	[2.51247]

[21]	[0.07819]	[56]	[2.73065]
[22]	[0.08658]	[57]	[2.94542]
[23]	[0.09571]	[58]	[3.17043]
[24]	[0.10539]	[59]	[3.40769]
[25]	[0.11549]	[60]	[3.65762]

[26]	[0.13416]	[61]	[3.90513]
[27]	[0.14997]	[62]	[4.14681]
[28]	[0.16833]	[63]	[4.40430]
[29]	[0.18842]	[64]	[4.67887]
[30]	[0.20935]	[65]	[4.97182]

[31]	[0.23114]	[66]	[5.25167]
[32]	[0.25322]	[67]	[5.49989]
[33]	[0.27629]	[68]	[5.76393]
[34]	[0.30065]	[69]	[6.04463]
[35]	[0.32798]	[70]	[6.34128]
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PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]
LAPSE PROTECTION RIDER DATA CONTINUED

Contract Year	Monthly Rate	Contract Year	Monthly Rate
[71]	[6.65374]	[81]	[11.01759]
[72]	[6.98542]	[82]	[11.60334]
[73]	[7.33732]	[83]	[12.22099]
[74]	[7.71073]	[84]	[12.87140]
[75]	[8.10650]	[85]	[13.55313]

[76]	[8.52562]	[86]	[14.24142]
[77]	[8.96966]
[78]	[9.43963]
[79]	[9.93696]
[80]	[10.46246]
RIDER DATA CONTINUED ON NEXT PAGE

ICC25-RID-NLG-CD                Page 6                         [XXX XXX]

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]
LAPSE PROTECTION RIDER DATA CONTINUED

NO-LAPSE PREMIUM CHARGE RATE TABLE
(see Rider to Provide Lapse Protection for details)

	Initial Rate	Ultimate Rate	Premium Allocation Amount
Contract Date:	[33.75%]	[33.75%]	[$2,598.99]
changing on [June 30, 2026] to:	[33.50%]	[33.50%]	[$2,598.99]
changing on [June 30, 2027] to:	[24.50%]	[24.50%]	[$2,598.99]
changing on [June 30, 2029] to:	[22.50%]	[22.50%]	[$2,598.99]
changing on [June 30, 2030] to:	[20.50%]	[20.50%]	[$2,598.99]
changing on [June 30, 2050] to:	[0.00%]	[0.00%]	[$2,598.99]
changing on [June 30, 2055] to:	[0.00%]	[0.00%]	[$2,442.25]
changing on [June 30, 2065] to:	[0.00%]	[0.00%]	[$2,311.00]
changing on [June 30, 2090] to:	[0.00%]	[0.00%]	[$2,290.00]

END OF RIDER DATA
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